Exhibit 99.1

PRESS RELEASE

CIRCOR International Reports Third Quarter 2011 Financial Results

•    Revenue Growth of 18% Year Over Year, All Segments Up

•    Aerospace Bookings Increase More than 100% Due To Large Multi-Year Order

•    EPS at High End of Guidance Range, Excluding Favorable Litigation Settlement

Burlington, MA – November 3, 2011 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the industrial, aerospace and energy markets, today announced financial results for the third quarter ended October 2, 2011, highlighted by revenue growth across all business segments. Key performance metrics were in line with Company expectations.

“CIRCOR reported strong revenues and earnings for the third quarter,” said Chairman and Chief Executive Officer Bill Higgins. “Revenues increased 18% year over year with solid demand across all of our segments. Bookings were also up as we won another significant aerospace order, this time a multi-year military landing gear program on a new platform for us.”

“On balance, the demand environment remains positive,” Higgins continued. “We are encouraged by expanding energy markets, rising commercial aerospace build rates and our continuing ability to win key large programs. We remain cautiously optimistic about the flow control segment, however, we recently experienced weakness in LED equipment demand from China. Overall, we are positive about 2012, and we continue to execute our five-year strategy of doubling CIRCOR’s revenues and significantly improving segment margins.”

Consolidated Results

Revenues for the third quarter of 2011 were $210.0 million, an 18% increase from $177.6 million in the third quarter of 2010. CIRCOR reported net income for the third quarter of 2011 of $10.9 million, or $0.63 per diluted share, compared with net income of $10.4 million, or $0.60 per diluted share, for the third quarter of 2010. Third quarter earnings benefitted from a $1.6 million, or $0.06 per diluted share, recovery from a long-standing legal case. Excluding Leslie asbestos and bankruptcy charges, net of tax, adjusted earnings per diluted share for the third quarter of 2011 were $0.62 and for 2010 were $0.69.

Consolidated adjusted operating earnings (which exclude Leslie asbestos and bankruptcy charges) were $15.7 million for the third quarter of 2011 compared with $15.8 million for the third quarter of 2010, a decrease of 1%.

The Company received orders totaling $227.3 million during the third quarter of 2011, an increase of 10% compared with the third quarter of 2010. Backlog as of October 2, 2011 was $440.2 million, up 12% from backlog of $391.6 million at October 3, 2010.

During the third quarter of 2011, the Company used $5.2 million of free cash flow (defined as net cash from operating activities less capital expenditures), which compares to a use of $0.5 million in the third quarter of 2010.

Energy

Energy segment revenues of $103.3 million for the quarter ended October 2, 2011 represent a 28% increase from $80.6 million for the quarter ended October 2, 2010. The increase was primarily due to organic growth of 21% as a result of double digit improvement in all sectors. The remainder of the increase includes 4% growth from the February 2011 Brazilian energy acquisition and a positive foreign currency impact of 3%.

Incoming orders for the third quarter of 2011 were $93.6 million, a decrease of 5% year over year as a result of fewer large international projects, which fluctuate quarter to quarter, and an unusually large $12.5 million pipeline solutions project order we received in the third quarter of 2010. These declines were partially offset by increased demand for North American short-cycle orders and other pipeline solutions. Ending backlog totaled $202.0 million, an increase of 32% year over year.

For the third quarter of 2011, the Energy segment adjusted operating margin of 7.2% was down from 11.1% from the third quarter of 2010 primarily due to the impact of the Brazil energy acquisition, including integration activities, as well as unfavorable pricing for large international projects. Sequentially, the Energy segment margins improved 190 basis points partially due to improvement in our large international projects.

Aerospace

Aerospace segment revenues increased by 15% to $32.7 million for the third quarter of 2011 from $28.3 million in the third quarter of 2010. The increase in revenues was driven by 14% organic growth and a 1% positive foreign currency impact.

Incoming orders for the third quarter of 2011 were $62.8 million, an increase of 101% year over year, primarily due to a $26 million multi-year military landing gear order on a new platform for CIRCOR. Ending backlog totaled $160.4 million, an increase of 5% year over year.

The Aerospace segment’s adjusted operating margin was 5.6% for the third quarter of 2011, compared with 9.6% for the third quarter of 2010. Third-quarter adjusted operating margins decreased primarily due to investments in our recently acquired Sylmar, California landing gear facility to support our recent landing gear program wins, as well as unfavorable product mix and development costs associated with new program wins, partially offset by favorable volume.

Flow Technologies

Flow Technologies segment revenues increased 8% to $74.0 million for the third quarter of 2011 from $68.6 million in the third quarter of 2010. Third-quarter 2011 revenues reflected organic growth of 6% with strength across most end markets and a favorable foreign currency impact of 2%.

Incoming orders for this segment were $70.8 million for the third quarter of 2011, a decrease of 9% year over year due primarily to softness in LED equipment demand from China, which had been very strong during the past year. Ending backlog totaled $77.8 million, a decrease of 9% year over year as a result of lower LED equipment orders and the delivery of large maritime projects.

This segment’s adjusted operating margin, which excludes the impact of Leslie asbestos and bankruptcy charges, for the third quarter of 2011 grew to 13.6%, compared with 13.1% in the third quarter of 2010.

Business and Financial Outlook

CIRCOR currently expects revenues for the fourth quarter of 2011 in the range of $213 million to $222 million. Earnings are expected to be in the range of $0.53 to $0.63 per diluted share. CIRCOR’s guidance for earnings per share assumes a 30% tax rate and that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, November 3, 2011, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including fourth-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the industrial, aerospace and energy markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010

Net revenues	$209,961	$177,577	$605,239	$491,851
Cost of revenues	154,774	126,096	439,218	348,109

GROSS PROFIT	55,187	51,481	166,021	143,742
Selling, general and administrative expenses	39,448	35,648	124,083	109,024
Leslie asbestos and bankruptcy (recoveries) charges	(201)	2,343	676	30,603

OPERATING INCOME	15,940	13,490	41,262	4,115

Other expense (income):
Interest income	(69)	(69)	(166)	(162)
Interest expense	956	803	3,058	2,036
Other expense (income), net	354	(853)	1,830	(646)

Total other expense	1,241	(119)	4,722	1,228

INCOME BEFORE INCOME TAXES	14,699	13,609	36,540	2,887
Provision (Benefit) for income taxes	3,752	3,210	10,191	(2,005)

NET INCOME	$10,947	$10,399	$26,349	$4,892

Earnings per common share:
Basic	$0.63	$0.61	$1.53	$0.29
Diluted	$0.63	$0.60	$1.51	$0.28

Weighted average common shares outstanding:
Basic	17,266	17,123	17,226	17,095
Diluted	17,423	17,258	17,412	17,238

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	October 2, 2011	October 3, 2010

OPERATING ACTIVITIES
Net income	$26,349	$4,892
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,265	9,509
Amortization	3,293	3,065
Compensation expense of share-based plans	3,007	2,445
Tax effect of share based compensation	(649)	(114)
(Gain) loss on disposal of property, plant and equipment	(68)	248
(Payment) provision for Leslie bankruptcy settlement	(76,625)	24,974

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(1,249)	(20,256)
Inventories	(43,901)	(26,090)
Prepaid expenses and other assets	(9,453)	5,031
Accounts payable, accrued expenses and other liabilities	17,353	13,406

Net cash (used in) provided by operating activities	(70,678)	17,110

INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,254)	(11,400)
Proceeds from the disposal of property, plant and equipment	84	75
Proceeds from the sale of investments	0	21,427
Business acquisitions, net of cash acquired	(20,221)	(34,401)

Net cash used in investing activities	(31,391)	(24,299)

FINANCING ACTIVITIES
Proceeds from borrowings	224,455	91,750
Payments of borrowings	(126,269)	(60,202)
Debt issuance costs	(2,001)	0
Dividends paid	(1,987)	(1,982)
Proceeds from the exercise of stock options	496	329
Tax effect of share based compensation	649	114

Net cash provided by financing activities	95,343	30,009

Effect of exchange rate changes on cash and cash equivalents	228	(644)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,498)	22,176
Cash and cash equivalents at beginning of year	45,752	46,350

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,254	$68,526

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	October 2, 2011	December 31, 2010

ASSETS
Current Assets:
Cash & cash equivalents	$39,254	$45,752
Short-term investments	98	101
Trade accounts receivable, less allowance for doubtful accounts of $898 and $822, respectively	142,369	138,860
Inventories	213,824	167,797
Income taxes refundable	113	1,625
Prepaid expenses and other current assets	14,137	5,749
Deferred income tax asset	17,146	20,111
Insurance receivables	0	38
Assets held for sale	542	542

Total Current Assets	427,483	380,575

Property, Plant and Equipment, net	103,252	95,768

Other Assets:
Goodwill	77,152	63,175
Intangibles, net	59,997	62,322
Deferred income tax asset	13,035	11,829
Other assets	4,540	2,526

Total Assets	$685,459	$616,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$83,439	$80,577
Accrued expenses and other current liabilities	65,284	51,248
Accrued compensation and benefits	24,581	22,305
Leslie asbestos and bankruptcy related liabilities	1,200	79,831
Income taxes payable	0	38
Notes payable and current portion of long-term debt	16,679	851

Total Current Liabilities	191,183	234,850

Long-Term Debt, net of current portion	86,818	684
Deferred income taxes	2,292	0
Other Non-Current Liabilities	20,870	23,841
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,252,650 and 17,112,688 issued and outstanding, respectively	173	171
Additional paid-in capital	257,309	254,154
Retained earnings	120,773	96,389
Accumulated other comprehensive income	6,041	6,106

Total Shareholders’ Equity	384,296	356,820

Total Liabilities and Shareholders’ Equity	$685,459	$616,195

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in millions)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
ORDERS [1]
Energy	$93.6	$98.5	$310.6	$244.1

Aerospace	62.8	31.3	129.1	93.1

Flow Technologies	70.8	77.3	222.6	210.8

Total orders	$227.2	$207.1	$662.3	$548.0

	October 2, 2011	October 3, 2010

BACKLOG [2]
Energy	$202.0	$153.0

Aerospace	160.4	$152.8

Flow Technologies	77.8	$85.8

Total backlog	$440.2	$391.6

Note 1:	Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.
Note 2:	Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD

NET REVENUES

Energy	$57,722	$77,305	$80,613	$90,229	$305,869	$99,170	$81,994	$103,300	$284,464
Aerospace	27,274	27,811	28,316	35,465	118,866	32,110	36,029	32,681	100,820
Flow Technologies	61,273	62,889	68,648	68,365	261,175	72,090	73,885	73,980	219,955

Total	146,269	168,005	177,577	194,059	685,910	203,370	191,908	209,961	605,239

* ADJUSTED OPERATING MARGIN

Energy	3.5%	8.3%	11.1%	6.7%	7.7%	6.4%	5.3%	7.2%	6.4%
Aerospace	13.2%	14.6%	9.6%	14.1%	13.0%	11.6%	11.2%	5.6%	9.5%
Flow Technologies	10.2%	10.1%	13.1%	12.5%	11.5%	13.7%	12.4%	13.6%	13.2%
Segment operating margin	8.1%	10.0%	11.7%	10.1%	10.1%	9.8%	9.1%	9.2%	9.4%
Corporate expenses	-3.1%	-3.1%	-2.7%	-3.3%	-3.1%	-3.0%	-2.7%	-1.7%	-2.5%
* Adjusted operating margin	5.0%	6.9%	8.9%	6.7%	7.0%	6.8%	6.5%	7.5%	6.9%
Leslie asbestos and bankruptcy charges (recoveries)	-0.4%	17.2%	1.3%	1.1%	4.8%	0.5%	-0.1%	-0.1%	0.1%
Total operating margin	5.4%	-10.3%	7.6%	5.6%	2.2%	6.3%	6.5%	7.6%	6.8%

* ADJUSTED OPERATING INCOME

Energy	2,025	6,424	8,968	6,024	23,441	6,393	4,373	7,441	18,207
Aerospace	3,607	4,067	2,726	5,002	15,402	3,727	4,021	1,846	9,594
Flow Technologies	6,276	6,367	8,997	8,512	30,152	9,854	9,133	10,037	29,024

Segment operating income	11,908	16,858	20,691	19,538	68,995	19,974	17,527	19,324	56,825
Corporate expenses	(4,607)	(5,274)	(4,859)	(6,494)	(21,234)	(6,201)	(5,100)	(3,585)	(14,886)

* Adjusted operating income	7,301	11,584	15,832	13,044	47,761	13,773	12,427	15,739	41,939

Leslie asbestos and bankruptcy charges (recoveries)	(648)	28,908	2,343	2,173	32,776	1,001	(124)	(201)	676

Total operating income	7,949	(17,325)	13,490	10,871	14,986	12,772	12,550	15,940	41,262

INTEREST EXPENSE, NET	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(887)	(2,892)
OTHER (EXPENSE) INCOME, NET	51	(258)	853	(608)	38	(915)	(560)	(354)	(1,830)

PRETAX INCOME (LOSS)	7,446	(18,169)	13,609	9,622	12,508	11,084	10,758	14,699	36,540
(PROVISION) BENEFIT FOR INCOME TAXES	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(3,752)	(10,191)

EFFECTIVE TAX RATE	23.0%	38.1%	23.6%	19.6%	-0.9%	28.7%	30.3%	25.5%	27.9%
NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$26,349

Weighted Average Common Shares Outstanding (Diluted)	17,193	17,108	17,258	17,378	17,297	17,378	17,434	17,423	17,412

EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45	$0.43	$0.63	$1.51

EBIT	$8,000	$(17,583)	$14,343	$10,263	$15,024	$11,857	$11,990	$15,586	$39,434
Depreciation	3,228	3,115	3,166	3,566	13,075	3,575	3,921	3,770	11,265
Amortization of intangibles	979	964	1,122	1,236	4,301	1,418	778	1,097	3,293

EBITDA	$12,207	$(13,504)	$18,631	$15,065	$32,400	$16,850	$16,689	$20,453	$53,992

EBITDA AS A PERCENT OF SALES	8.3%	-8.0%	10.5%	7.8%	4.7%	8.3%	8.7%	9.7%	8.9%

CAPITAL EXPENDITURES	$3,606	$4,580	$3,213	$3,513	$14,913	$2,693	$4,770	$3,792	$11,256

*	Adjusted Operating Income & Margin excludes Leslie asbestos and bankruptcy charges.

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$(6,380)	$12,587	$(496)	$18,729	$24,439	$525	$(77,244)	$(5,214)	$(81,933)
ADD:

Capital Expenditures	3,606	4,580	3,213	3,513	14,913	2,693	4,770	3,792	11,255

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(2,774)	$17,167	$2,717	$22,242	$39,352	$3,218	$(72,474)	$(1,422)	$(70,678)

NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(52,713)	$(55,976)	$(26,225)	$(44,318)	$(44,318)	$(22,553)	$56,828	$64,145	$64,145
ADD:

Cash & cash equivalents	37,812	60,857	68,526	45,752	45,752	53,491	48,302	39,254	39,254
Investments	22,412	94	97	101	101	98	107	98	98

TOTAL DEBT	$7,511	$4,975	$42,398	$1,535	$1,535	$31,036	$105,237	$103,497	$103,497

DEBT AS % OF EQUITY	2%	2%	12%	0%	0%	8%	27%	27%	27%

TOTAL DEBT	7,511	4,975	42,398	1,535	1,535	31,036	105,237	103,497	103,497

TOTAL SHAREHOLDERS’ EQUITY	349,244	324,128	351,719	356,820	356,820	374,706	385,833	384,296	384,296

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$8,000	$(17,583)	$14,343	$10,263	$15,023	$11,857	$11,990	$15,586	$39,433
LESS:

Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(887)	(2,892)
(Provision) benefit for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(3,752)	(10,191)

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$26,349

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$12,207	$(13,504)	$18,631	$15,065	$32,399	$16,850	$16,689	$20,453	$53,992
LESS:

Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(887)	(2,892)
Depreciation	(3,228)	(3,115)	(3,166)	(3,566)	(13,075)	(3,575)	(3,921)	(3,770)	(11,266)
Amortization	(979)	(964)	(1,122)	(1,236)	(4,301)	(1,418)	(778)	(1,097)	(3,293)
(Provision) benefit for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(3,752)	(10,191)

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$26,349

ADJUSTED INCOME [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$5,312	$7,549	$11,922	$9,144	$33,928	$8,557	$7,416	$10,816	$26,788
LESS:

Leslie asbestos and bankruptcy charges (recoveries), net of tax	(421)	18,790	1,523	1,412	21,304	651	(81)	(131)	439

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$26,349

ADJUSTED WEIGHTED AVERAGE SHARES	N/A	17,109	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Adjustment for anti-dilutive conversion of shares	0	153	0	0	0	0	0	0	0

Weighted average common shares outstanding (diluted)	17,193	17,262	17,258	17,378	17,297	17,378	17,434	17,423	17,412

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.31	$0.44	$0.69	$0.53	$1.97	$0.49	$0.43	$0.62	$1.54
LESS:

Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	(0.02)	1.10	0.09	0.08	1.24	0.04	(0.00)	(0.01)	0.03

EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45	$0.43	$0.63	$1.51

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY

USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

UNAUDITED

	4th QTR 2011
	Low	High

EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.53	$0.63
LESS:
Expected special charges (recoveries), net of tax impact on EPS	$—	$—
Expected impairment charges, net of tax impact on EPS	$—	$—
Expected Leslie asbestos and bankruptcy charges, net of tax impact on EPS	$—	$—

EXPECTED EARNINGS PER COMMON SHARE (Diluted)	$0.53	$0.63